(Exhibit 23.1)







                  Independent Auditors' Consent


The Board of Directors and Shareholders
Ennis Business Forms, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 33-43087, 333-58963, 333-44624, and 333-38100)
on Form S-8 of Ennis Business Forms, Inc. of our report dated April 12, 2001, with respect to the consolidated statements of earnings, changes in shareholders' equity and cash flows for the year ended February 28, 2001, and the related financial statement schedule, which report appears in the February 28, 2003 annual report on Form 10-K of Ennis Business Forms, Inc.


                              /s/ KPMG LLP


Dallas, Texas
May 16, 2003

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